II-2
LA952790.025

        As filed with the Securities and Exchange Commission
                        on February 22, 1996
                                                        File No. 33-

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                              FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                  ADVANCED MARKETING SERVICES, INC.
       (Exact name of registrant as specified in its charter)

             Delaware                         95-3768341-9
 (State or other jurisdiction of             (IRS Employer
  incorporation or organization)          Identification No.)

 5880 Oberlin Drive, Suite 400, San Diego, California       92121
       (Address of Principal Executive Offices)           (Zip Code)

      Advanced Marketing Services, Inc. 1995 Stock Option Plan
                      (Full title of the plan)

                     CHARLES C. TILLINGHAST, III
     5580 Oberlin Drive, Suite 400, San Diego, California  92121
               (Name and address of agent for service)

                           (619) 457-2500
             (Telephone number, including area code, of
                         agent for service)


            Please send copies of all correspondence to:

                       THEODORE H. LATTY, ESQ.
                        Hughes Hubbard & Reed
                 350 South Grand Avenue, 36th Floor
                     Los Angeles, CA  90071-3442
                           (213) 613-2800



                                             Proposed
  Title of    Amount to be     Proposed       maximum      Amount of
 securities    registered       maximum      aggregate    registratio
    to be                      offering      offering        n fee
 registered                    price per       price
                                 share

Common Stock     400,000     $11.5625 (2)   $4,625,000     $1,595.00
$.001 Par       shares(1)
Value

(1) Includes an indeterminable number of shares which may be issued as a result of future adjustments in accordance with the terms of the stock option plan to which this Registration Statement relates.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq/National Market System on February 16, 1996.
                  ADVANCED MARKETING SERVICES, INC.


                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.Incorporation of Documents By Reference.

       There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission"):

       (a)The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, including the portions of the Registrant's definitive proxy statement for its July 27, 1995 Annual Meeting of Stockholders incorporated by reference into such Annual Report;

       (b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Registrant with the Commission since March 31, 1995; and

       (c)The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description, including without limitation the information set forth under Item 5 of the Registrant's Report on Form 8-K, dated July 25, 1991, filed under Section 13 of the Exchange Act.

       All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.Description of Securities.

       Not applicable.

Item 5.Interests of Named Experts and Counsel.

       Not applicable.

Item 6.Indemnification of Directors and Officers.

       Under its Certificate of Incorporation and Bylaws, the Registrant is required to indemnify its directors and officers to the fullest extent authorized by Delaware law. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") currently permits indemnification of such a person against expenses and other liabilities if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the corporation, indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action was brought shall determine that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses (but not other liabilities) as the court shall deem proper. To the extent that such a person is successful on the merits in the defense of an action, the Delaware GCL requires the corporation to indemnify the agent for his actual and reasonable expenses incurred in connection with such defense. Under the Delaware GCL and the Bylaws, the Registrant may advance expenses of such a person in defending an action; provided, that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Registrant if it is ultimately determined that the person is not entitled to be indemnified against such expenses.

       In certain circumstances, certain provisions of the General Corporation Law of the State of California (the "California GCL"), including provisions relating to the indemnification of directors and officers, may be applicable to the affairs of the Registrant to the exclusion of the Delaware GCL. In such event, the Registrant's Certificate of Incorporation and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted by California law. The requirements of the California GCL relating to the indemnification of directors and officers are similar in material respects to the requirements of Delaware law described above.

       The provisions of the Delaware GCL and the California GCL relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

       The stock option plan to which this Registration Statement relates requires the Registrant to indemnify its directors against liabilities, costs and expenses which may be incurred in connection with the administration of the stock option plans, other than liabilities, costs and expenses that result from the negligence, bad faith, willful misconduct or criminal acts of such directors.

Item 7.Exemption From Registration Claimed.

       Not applicable.

Item 8.Exhibits.

       4.1    Advanced Marketing Services, Inc. 1995 Stock
               Option Plan.

       5.1    Opinion of Hughes Hubbard & Reed.

              23.1 Consent of Arthur Andersen LLP.

              23.2 Consent of Hughes Hubbard & Reed (contained
               in Exhibit 5.1).

              24.1 Power of Attorney (see page S-1).

Item 9.Undertakings.

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
                 (1)(i) and (1)(ii) do not apply if the
                 information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
            Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                             SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd day of February, 1996.

                              ADVANCED MARKETING SERVICES, INC.



                              By:/s/ CHARLES C. TILLINGHAST, III
                               Charles C. Tillinghast, III
                               Chief Executive Officer


       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles C. Tillinghast, III and Loren C. Paulsen, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                     Title                 Date


/s/ CHARLES C.              Chairman of the Board of    February 22,
TILLINGHAST, III            Directors and Chief             1996
Charles C. Tillinghast,     Executive Officer
III                         (principal executive
                            officer)


/s/ JONATHAN S. FISH        Executive Vice              February 22,
Jonathan S. Fish            President-Finance and           1996
                            Chief Financial Officer
                            (principal financial and
                            accounting officer)

        Signature                     Title                 Date


/s/ MICHAEL M. NICITA                Director           February 22,
Michael M. Nicita                                           1996


/s/ LOREN C. PAULSEN                 Director           February 22,
Loren C. Paulsen                                            1996


/s/ LYNN S. DAWSON                   Director           February 22,
Lynn S. Dawson                                              1996


/s/ ROBERT F. BARTLETT               Director           February 22,
Robert F. Bartlett                                          1996


/s/ JAMES A. LEIDICH                 Director           February 22,
James A. Leidich                                            1996


/s/ TRYGVE E. MYHREN                 Director           February 22,
Trygve E. Myhren                                            1996


/s/ E. WILLIAM SWANSON               Director           February 22,
E. William Swanson                                          1996
                            EXHIBIT INDEX


                                                     Sequentially
Description of Exhibit                              Numbered Page


4.1   Advanced Marketing Services, Inc. 1995 Stock
      Option Plan                                          9

5.1   Opinion of Hughes Hubbard & Reed.                    21

23.1  Consent of Arthur Andersen LLP.                      23

23.2  Consent of Hughes Hubbard & Reed (contained in
      Exhibit 5.1)

24.1  Power of Attorney (see page S-1)